UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2008

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Impact of Hurricane Ike.  Inland American Real Estate Trust, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), is, as of the date of this report, in the preliminary stages of assessing the full impact of Hurricane Ike, as communication with and navigation to our properties located in the areas affected by the hurricane is in some cases limited.  However, within forty-eight hours of the hurricane, we had initial reports from all fifty of the real estate assets owned by us in these affected locations.  We have had no report of significant damages from this initial assessment, with the majority of property damages in the areas of non-structural roof, siding, signage and landscaping, as well as power outages.  While we do not believe that the reported damages will have a material adverse effect on our financial condition or ability to pay distributions, we will continue to assess the impact of the hurricane, and damages to our portfolio may be greater than expected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Jack Potts
Name:	Jack Potts
Title:	Principal Accounting Officer

Date:  September 17, 2008